Delek Logistics Partners, LP Investor Presentation November 2015

Disclaimers 2 These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our substantial dependence on Delek US Holdings, Inc. (“Delek”) (NYSE: DK) or its assignees and their respective ability to pay us under our commercial agreements; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the timing and extent of changes in commodity prices and demand for refined products; the suspension, reduction or termination of Delek's or its assignees' or any third-party's obligations under our commercial agreements; and other factors discussed in our other filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see reconciliations of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix.

Investment Highlights (1) Based on price per common limited unit as of trading on November 6, 2015. (2) Annualized distribution based on quarterly distribution for quarter ended Sept. 30, 2015, expected to be paid Nov. 13, 2015. (3) For reconciliation please refer to pages 30 and 31. (4) Approximately 4.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US. The remaining ownership interest is held by a subsidiary of Delek US. 3 •Current Price: $33.33/unit (1) •Market Capitalization: $810 million (1) •Current Distribution: $0.57/LP unit qtr.; $2.28/LP unit annualized(2) •Current Yield: 6.84% (1)(2) Overview (NYSE: DKL) • 3Q15 Distributable Cash Flow (DCF) coverage ratio of 1.46x • $372 million credit availability at Sept. 30, 2015; leverage 3.1x • 3Q15 DCF $22.0m and EBITDA $26.1m (3) Conservative Financial Position •Traditional MLP assets/structure • Inflation-indexed fees for most contracts •Primarily long initial term fee-based contracts with minimum volume commitments Stable Cash Flow Focused • Eight acquisitions since July 2013; including $27.3m initial annualized EBITDA from four drop downs •Entered into two joint venture pipeline development projects in March 2015 Growth Oriented • Delek US (NYSE: DK) •Currently owns approximately 62%, incl. 2% GP interest (4) •Majority of DKL assets support DK refining system Sponsor

Delek US – A Growth Oriented, Financially Strong Sponsor • 155,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets • 355 convenience stores(1) Operational Strength (1) As of Sept. 30, 2015 financial statements in the Delek US 10Q filed on November 5, 2015. (2) As of November 6, 2015 trading for Delek US stock. (3) Non-GAAP measure. See pg. 32 for the reconciliation to GAAP. (4) Consists of ownership in Delek Logistics Partners. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $1.7 billion equity market value and $2.3 billion enterprise value(1)(2) • $293.2 million 3Q15 LTM EBITDA (1)(3) • $587.4 million net debt at Sept. 30, 2015; $366.3 million in cash (1) Financial Strength REFINING SEGMENT  155,000 BPD in total El Dorado, AR  80,000 BPD  9.0 complexity Tyler, TX  75,000 BPD  8.7 complexity  355 Stores  Locations in 7 states  Primarily TN, AL, GA RETAIL SEGMENT  9 Terminals  Approx. 1,250 miles of pipelines  8.5 million bbls storage capacity LOGISTICS SEGMENT (4) 4

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~525 miles of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.2 million barrels of active shell capacity  Rail Offloading Facility Pipelines/Transportation Segment  Wholesale and marketing business in Texas  9 light product terminals: TX, TN, AR  Approx. 2.3 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing for customers

7 Approximately $32.6 million of annualized EBITDA (Yr. 1 forecast) (1); focus on continued growth of assets Acquisitions Provide Stable Fee Based Growth 1) Annualized EBITDA estimates based on expected performance at the time of purchase. Actual results will and have changed based on among other things, market conditions, operating rates and expenses. 2) Expected annual EBITDA to be achieved by late 2015. 3) Mt. Pleasant cost includes $1.1 million of inventory purchased at closing. 4) Two separate transactions for the purchase of the rail offloading rack located at Delek US’ El Dorado refinery and a crude oil storage tank located at Delek US’ Tyler, Texas refinery. Tyler Tank Farm and Product Terminal • July 2013 • EBITDA: $10.5 million (1) • Price: $94.8 million • Drop down Hopewell Pipeline • July 2013 • EBITDA: $700,000(1) • Price: $5.7 million • 3rd Party North Little Rock Terminal • October 2013 • EBITDA: $800,000(1) • Price: $5.0 million • 3rd Party El Dorado Tank Farm and Product Terminal • February 2014 • EBITDA: $10.1 million(1) • Price: $95.9 million • Drop down Mt. Pleasant System • October 2014 • EBITDA: $1.4mm(1) (2) • Price: $11.1 million(3) • 3rd Party Frank Thompson Transport • December 2014 • EBITDA: $2.4 million (1) • Price: $11.5 million • 3rd Party Rail Offloading & Crude Storage(4) •Mar 2015 • EBITDA: $6.7 million(1) • Price: $61.9 million • Drop Down

Acquisition EBITDA multiples have been below 10x (1) 8 Growth strategy to target acquisitions with 8x-10x EBITDA multiple range with potential to improve performance 9.0x 8.1x 6.3x 9.5x 7.9x 4.8x 9.2x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Tyler Tank Farm and Product terminal (drop down) Hopewell Pipeline (3rd Party) North Little Rock Terminal (3rd Party) El Dorado Tank Farm and Terminal (drop down) Mt. Pleasant System (3rd Party) Frank Thompson Transport (3rd Party) Rail Offloading/Crude Oil Storage (drop down) Average 1) Annualized EBITDA estimates based on expected performance at the time of purchase. Results will and have changed based on market conditions and operating rates.

Improving EBITDA and Financial Flexibility to Support Growth 9 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma historical results for 2011 and forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 30 2) Reconciliation provided on page 30. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Also, excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014. 3) LTM 3Q2015 adjusted for $3.4 million of cost (professional fees $1.2m, higher cost fixed price ethanol contracts relative to market $1.2m, Tyler refinery turnaround effect of lower volumes $1.0m) that occurred during the first quarter 2015 and $0.8 million (higher cost ethanol contracts) that occurred during the second quarter 2015. These adjustments may or may not reoccur based on market conditions. Reconciliation on pg. 30. 4) Borrowing capacity of the revolving credit facility was increased to $700.0 million on Dec. 30, 2014 from $400.0 million previously. Solid EBITDA performance since IPO in Nov. 2012 $47.2 $48.9 $63.8 $95.4 $98.9 $4.2 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2011 Pro Forma(1) Forecast 12 Months Ended 9/30/13(1) 2013 (2) 2014 (2) LTM 3Q 2015 (3) $ in m ill io n s Reported EBITDA YTD costs adjustment (3) $47.1 $69.3 $72.9 $4.2 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 3Q13 YTD (2) 3Q14 YTD (2) 3Q15 YTD (2) (3) $ in m ill io n s EBITDA 1H15 cost adjustment Increased 3Q YTD 2015 EBITDA Performance $161.0 $230.0 $325.2 $225.5 $157.0 $372.0 $0 $100 $200 $300 $400 $500 $600 $700 Sep. 30, 2013 Sep. 30, 2014 Sep. 30, 2015 $ in m ill io n s Borrowings Excess Availability Financial Flexibility to support continued growth $103.1 $77.1

Increased Distribution with Conservative Coverage and Leverage 10 Distribution has been increased eleven consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 - 0.200 0.400 0.600 MQD (1) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 (3) Quarterly Distribution Growth to Date 1.39x 1.32x 1.38x 1.30x 1.61x 2.01x 1.42x 1.67x 1.23x 1.45x 1.46x 0.50x 1.00x 1.50x 2.00x 2.50x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 (3) Avg. 1.35x in 2013 Avg. 1.69x in 2014 Avg. 1.38x 2015 YTD Distributable Cash Flow Coverage Ratio (2) 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 0.50x 1.50x 2.50x 3.50x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 Debt / LTM EBITDA Leverage Ratio (4) (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 31 for reconciliation. (3) Based on total distributions declared on October 27 and expectd to be paid on November 13, 2015. (4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods.

Growth Initiatives Improved EBITDA Since 2012 11 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing forecasted performance for 12 months ending Sept. 30, 2013. 2) Bridge compared to the forecast provided in the prospectus based on difference in performance during the period as compared to projected amounts in the prospectus. Please see page 30 for reconciliations and page 9 for additional information regarding adjustments included in this pro forma results. Solid EBITDA performance since IPO in Nov. 2012; Increased from projected $48.9 million to LTM $103.1 million $48.9 $103.1 -$10.0 $10.0 $30.0 $50.0 $70.0 $90.0 $110.0 $130.0 EBITDA, $ in millions * $12.7 $13.9 $7.7 $26.5 ($12.5) ($4.6) $3.9 $4.2 $2.5

Plans in Place for Future Growth 12 Paline Pipeline ■ New agreements effective January 1, 2015 until June 30, 2016 ■ Increased volume and capacity usage rate from 2014 level ■ Potential for utilization and/or capacity increase Continued Asset Development ■ Delek US continues to develop assets to support its operations ■ Potential future drop downs could include: ■ Trucking; rail cars; retail ■ Delek US’ 48% ownership in Alon USA (NYSE: ALJ) may create additional opportunities for growth Pipeline Development Projects ■ Caddo Pipeline - DKL (50%)/Plains All American (50%) ■ Location: Longview, TX to Shreveport, LA ■ Expected Completion: second half 2016 ■ Rio Pipeline Project - Rangeland Energy (67%)/ DKL (33%) ■ Location: Loving County, TX to Midland, TX area ■ Expected Completion: second half 2016 ■ Delek US expected to be an anchor shipper on both projects

Joint Venture Pipeline Projects 13 Caddo Pipeline ■ DKL (50%)/Plains (50%) ■ Est. total cost: $109 million (1) ■ Capacity: 80,000 bpd ■ Length: 80 miles ■ Expected Completion: Second half 2016 Rio Pipeline ■ Rangeland (67%)/ DKL (33%) ■ Est. total cost: $125 million (1) ■ Capacity: 55,000 bpd ■ Length: 107 miles ■ Expected Completion: Second half 2016 (1) Estimated investment at time of project announcements and will vary based on actual construction cost of each project.

Potential EBITDA Growth (1)

- **Visible Pathways for Growth Provide Potential for Continued EBITDA Increase in Coming Quarters (1)**

Potential EBITDA, $ in millions *



$103.1
$3.4
$1.5 to $2.0
$2.3
$2.8
$0.7
8x to 10x EBITDA Target
Frank Thompson Transport
Dec. 2014
Mt. Pleasant Terminal
Oct. 2014
Caddo Pipeline
DKL 50%/
Plains 50%
RIO Pipeline
DKL 33%/
Rangeland 67%
Exp. Compl. 2016
Exp. Inv. $96.0m
✓ = in place and operating to support future growth; amounts shown are expected remaining benefits not included in the LTM period.
PF LTM 3Q2015 (1)
Potential from Drop Downs (2)
Potential increase from Tyler Expansion (3)
Annual Tariff Increase - 2015 FERC/Inflation adj
New Paline agreements (4)
3rd Party Acquisitions
Pipeline Joint Ventures (5)

*Delek Logistics Partners, LP (NYSE: DKL) estimated ranges; actual results subject to market conditions, operating performance and tariff rates.

(1) 3Q2015 EBITDA based on pro forma LTM information provided in this presentation (see page 9 for additional information related to adjustments). Please see public filings with the Securities and Exchange Commission for additional information and risks associated with DKL. Estimates based on DKL information.
(2) Drop down was completed March 31, 2015; based on guidance provided by DKL.
(3) Annual benefit from Delek US' expansion at its Tyler refinery that was completed in 1Q15. Based on an additional 10,000 to 15,000 barrel per day throughput.
(4) Based on agreements in effect Jan. 1, 2015 and expire on June 30, 2016. Incremental benefit versus 2014.
(5) Joint venture projects are expected to be completed in mid-2016. Estimated capital investment is approximately $96 million and will vary based on actual construction cost of the projects. Estimated project multiple range based on DKL target once assets are fully utilized following a ramp up period.

14

0% 2% 4% 6% 8% 10% 12% 14% 16% 18% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Cu rr en t Yiel d Market Cap ($MM) MLP's: Sept 2014 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% $0 $2,000 $4,000 $6,000 $8,000 $10,000 Cu rr en t Yiel d Market Cap ($MM) MLP's: Nov 2, 2015 $1,000 15 Source: Wells Fargo Equity Research – Sept. 2014, & Yahoo Finance Note: 5 IPOs occurred between Sept. 2014 and Sept. 2015 – Cross America; Columbia; JP Energy; Dominion; Shell Logistics DKL Refinery-Backed Small & Mid-Cap Midstream DKL Refinery-Backed Small & Mid-Cap Midstream MLP Environment Changing – May Create Growth Opportunities Refinery backed MLP’s have performed better than midstream peers without a refinery sponsor $1,000 Refinery-Backed Yields Midstream Yields Market Cap Sept 2014 Nov 2015 Change Sept 2014 Nov 2015 Change Less than $2B 4.3% 6.6% + 53.4% 5.7% 9.7% + 70.2% Greater than $2B less than $4B 3.7% 4.0% + 8.1% 4.9% 7.0% + 42.9% Greater than $4B 2.4% 3.9% + 62.5% 4.1% 6.2% + 51.2%

Segment Overview

Lion Pipeline System and SALA Gathering 17 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Positioned to benefit from development in Brown Dense area. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data. 15,813 15,900 17,676 20,747 22,152 22,656 22,221 21,031 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 2014 3Q14 YTD 3Q15 YTD B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,027 46,515 47,906 47,098 55,168 45,220 49,694 53,461 52,490 56,294 - 10,000 20,000 30,000 40,000 50,000 60,000 2012 2013 2014 3Q14 YTD 3Q15 YTD B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput benefitted from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd.

Terminalling and West Texas Wholesale Business 18 West Texas Wholesale and Marketing • Operates in an area around the Permian Basin • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. • Includes ethanol blending activity. (1) Includes effect of Delek US’ Tyler refinery turnaround during 1Q 2015. (2) 2013 west Texas gross margin per barrel includes $0.99 per barrel associated with approximately $6.4 million of gross margin related to ethanol RINs sold during the period. 2014 gross margin included $4.5 million or $0.74 per barrel. 3Q14 YTD gross margin included $2.2 million or $0.72 per barrel and 3Q15 YTD gross margin included $3.4 million or $1.10 per barrel from RINS. $7.2 $7.6 $8.5 $15.5 $14.0 $28.5 $19.1 $6.8 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 (2)2014 (2) 3Q14 YTD (2) 3Q15 YTD(2) Gross margin, $ in millions 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 16,707 bpd 18.5 12.6 75.4 96.8 94.7 102.2 2011 2012 2013 2014 3Q14 YTD 3Q15 YTD (1) Volume, 000 bpd Terminalling Assets • Refined products terminalling services for Delek and/or third parties. • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR • Delek US’ Tyler refinery turnaround and expansion in 1Q15 lowered volumes • DKL positioned to support 15 kbpd expansion (1) Was not operating during 2011, 2012 and majority of 2013, however, contract with Delek has a minimum throughput requirement of 5,000 bpd along with a minimum storage requirement. Note: For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. - 2 4 6 8 10 2011 2012 2013 2014 2015 Increasing Terminal Count Drop Down Terminals Other Terminals West Texas Wholesale 17,661 bpd 17,132 bpd

Paline Pipeline – EBITDA Increased in 2015 19  Approximately 195 mile crude oil pipeline - Mainline pipeline flows from northbound to southbound  New agreements effective Jan. 1, 2015  35,000 bpd of mainline capacity usage contracted to third parties with initial term expiring Jun. 30, 2016  $13.6 million expected increase in annual distributable cash flow from this system from 2014 level  Evaluations of potential increases in utilization and capacity of Paline system may offer future growth

Going Forward

Several Visible Pathways for Continued Growth 21 Organic Growth Acquisitive Growth  Paline Pipeline potential future utilization and/or capacity increase  Increasing activity in Arkansas gathering system  Potential expansion of the North Little Rock terminal to 17,500 bpd  Proven ability to make 3rd party acquisitions (2 completed in 2013, 2 completed in 2014)  Ability to utilize relationship with Delek US to make acquisitions Benefit from Growth  Improvement in throughput capability and/or flexibility at Delek US’ refineries(1)  El Dorado refinery increased light crude processing capability by 10,000 bpd  Tyler refinery expansion added 15,000 bpd crude throughput capacity Asset Development  Delek US continues to develop assets to support its operations  Potential future drop downs could include: Trucking, Rail Cars, and Retail Ability to Leverage Relationship with Delek US Ability to Grow Independently (1) Based on Delek US’ announced changes for its refineries; actual results may vary based on each refineries respective operating rate. Benefit from Acquisitions  Delek US owns 48% of the outstanding common stock of Alon USA (NYSE:ALJ)  May create the potential for future growth opportunities Project Development  Crude oil pipeline construction projects underway through two joint ventures  Creates platform for future projects

Peer Comparisons (1) 22 (1) Source: Company reports; Capital IQ 11/5/15; NASDAQ OMX; MLPdata.com Current Yield as of 11/6/15 Distributable Cash Flow Coverage Ratio - LTM Q3 2015 Debt / LTM EBITDA Leverage Ratio Q3 2015 1.0x 1.1x 1.1x 1.2x 1.4x 1.4x 1.4x 1.4x 1.5x 1.5x 1.8x 1.9x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x PAA MMP HEP WNRL TLLP SXL MPLX PBFX DKL PSXP VLP EPD 2.3x 2.8x 2.9x 3.0x 3.1x 3.9x 4.6x 4.9x 4.9x 5.9x 6.6x - 2.0 4.0 6.0 8.0 VLP WNRL MMP MPLX DKL HEP EPD PAA TLLP SXL PSXP 9.8% 7.6% 6.8% 6.4% 6.3% 6.2% 5.7% 5.4% 4.6% 4.4% 2.7% 2.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% PAA PBFX DKL HEP WNRL SXL EPD TLLP MMP MPLX PSXP VLP

23 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 25  Inland refinery located in East Texas  75,000 bpd, 8.7 complexity  Primarily processes inland light sweet crudes (100% in 2013)  94% yield of gasoline, diesel and jet fuel in 2014 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 9.0 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  89% yield of gasoline and diesel in 2014  Associated gathering system positioned for Brown Dense development (1) As reported in Delek US’ fourth quarter 2014 earnings press release.

Summary of Certain Contracts [9]

Initial / Maximum Term [1]	Service	9 Months Ended Sep. 30, 2015 Throughput (bpd) [2]	Minimum Commitment (bpd)	Tariff / Fee	Tariff / Fee Escalator	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
Paline Pipeline							
Until June 30, 2016	Crude Oil Capacity Usage Agreement	N/A	N/A	$1,700,000/Month [6]	FERC	N/A	N/A
Lion Pipeline System (and SALA Gathering System)							
Five / Fifteen Years	Crude Oil Transportation	55,168	46,000 [3]	$0.9658/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	56,294	40,000	$0.1136/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	21,031	14,000	$2.5567/Bbl [4]	FERC		
East Texas Crude Logistics							
Five / Fifteen Years	Crude Oil Transportation	22,270	35,000	$0.4546/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$284,090 per month	FERC		
East Texas Marketing							
Ten [7]	Marketing - Tyler Refinery	56,553	50,000	$0.6206/bbl + 50% of the agreed margin [8]	CPI-U		
Memphis Terminal							
Five / Fifteen Years	Dedicated Terminalling Services	7,495	10,000	$0.5681/Bbl	FERC		
North Little Rock Terminal							
Eight / Sixteen Years	Dedicated Terminalling Services	9,735	8,100	$0.2328/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$63,488 per month	PPI-fg		
Big Sandy Terminal & Pipeline							
Five / Fifteen Years	Dedicated Terminalling Services	6,989	5,000	$0.5668/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	6,989	5,000	$0.5668/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$56,768 per month	FERC		
Tyler							
Eight / Sixteen Years	Dedicated Terminalling Services	58,470	50,000	$0.3528/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$848,202 per month	PPI-fg		
Eight / Sixteen Years	Crude Oil Storage	N/A	N/A	$180,000 per month	PPI-fg		
El Dorado						Not applicable to this asset	
Eight / Sixteen Years	Dedicated Terminalling Services	10,165	11,000	$0.5038/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	PPI-fg		
Nine / Fifteen Years	Crude Oil Offloading [10]	N/A	N/A	$1.00/bbl light; $2.25/bbl heavy	PPI-fg		

26

Summary of Certain Contracts - footnotes 27 (1) Maximum term assumes an extension of the commercial agreement pursuant to the terms thereof. Please note some terms began as early as Nov. 7, 2012. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.6819/bbl. (6) Capacity lease agreement for approximately $1,700,000 per month from Jan. 1, 2015 to Jun. 30, 2016 that entitles third parties to their respective capacities on this pipeline. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. (9) For more detailed information regarding certain contracts, refer to documents filed with the SEC, including the Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, Jul. 31, 2013, Aug. 1, 2013, Feb. 14, 2014 and Apr. 6, 2015. (10) Crude oil offloading throughput agreement includes an obligated minimum quarterly throughput fee of $1.5 million for throughput of a combination of light and heavy crude.

Amended and Restated Omnibus Agreement 28 Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities, including environmental and other liabilities, relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on form 8-K filed Apr. 6, 2015 and 10Q filed August 6, 2015.

Summary Organization Structure 29 38.2% interest Limited partner-common 95.6% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 11.3% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK 48.5% interest Limited partner-subordinated (1) Currently a 4.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Non-GAAP Reconciliation

Delek Logistics Partners LP EBITDA and Contribution Margin Reconciliation

	Pro Forma 12 Months 12/31/11 (1)(2)	Forecast 12 Months 9/30/13 (1)(2)(3)	1Q2013 (4)	2Q2013(4)	3Q2013(4)	4Q2013(4)	2013(4)	1Q2014(4)	2Q2014	3Q2014	4Q2014	2014	1Q2015(6)	2Q15	3Q15
Total Net Sales	**$765.8**	**$797.1**	**$210.9**	**$230.1**	**$243.3**	**$223.1**	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**
Cost of Goods Sold	(694.8)	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)
Operating Expenses	(17.4)	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)
Contribution Margin	**$53.6**	**$56.6**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**
Depreciation and Amortization	(9.3)	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)
General and Administration Expense	(6.4)	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)
Gain (Loss) on Asset Disposal	-	-	-	-	-	(0.2)	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-
Operating Income	**$37.9**	**$39.6**	**$13.1**	**$12.6**	**$14.0**	**$13.3**	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**
Interest Expense, net	(3.3)	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)
Loss on Equity Method Invesments														(0.1)	(0.3)
Income Taxes	-	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)
Net Income	**$34.6**	**$36.0**	**$12.2**	**$11.8**	**$12.5**	**$11.3**	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**
Income Taxes	-	-	0.1	0.1	0.3	0.2	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1
Depreciation and Amortization	9.3	9.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5
Interest Expense, net	3.3	3.6	0.8	0.8	1.2	1.8	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8
EBITDA	**$47.2**	**$48.9**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$63.8**	**$20.2**	**$27.9**	**$21.2**	**$26.1**	**$95.4**	**$21.1**	**$25.7**	**$26.1**
Add Drop Downs for period not in LTM:															
El Dorado Drop Down Assets (5)			-	-	-	-	-	1.1	-	-	-	1.1	-	-	-
Cost Adjustment (7)													3.4	0.8	-
Adjusted EBITDA			**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$63.8**	**$21.3**	**$27.9**	**$21.2**	**$26.1**	**$96.5**	**$24.5**	**$26.5**	**$26.1**

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 12/31/11 and 9/30/13 periods presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) El Dorado drop down contribution based on 40 days multiplied by expected annual EBITDA of $10.1 million/ 365 days.
(6) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
(7) Adjustment of $3.4 million of cost includes professional fees $1.2m, higher cost ethanol contracts $1.2m and Tyler turnaround effect $1.0m that occurred during 1Q15 and $0.8m higher cost ethanol contracts in 2Q15.

Note: May not foot due to rounding.

30

Cash Available for Distribution

(dollars in millions)	Pro Forma 12 Months 12/31/11	Forecast 12 Months 9/30/13 [3]	2013 [4]	2014 [4]	1Q13 [4]	2Q13[4]	3Q13[4]	4Q13[4]	1Q14 [4]	2Q14	3Q14	4Q14	1Q15[5]	2Q15	3Q15
Contribution Margin [1]	**$53.6**	**$56.6**	**$70.3**	**$106.0**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$24.5**	**$28.8**	**$29.1**
Less: General & Administrative Expenses	(6.4)	(7.7)	(6.3)	(10.6)	(1.7)	(1.1)	(1.8)	(1.7)	(2.6)	(2.2)	(2.5)	(3.3)	(3.4)	(3.0)	(2.7)
Add: Gain (Loss) on Asset Disposal	-	-	(0.2)	(0.1)	-	-	-	(0.2)	-	(0.1)	-	-	-	-	-
Less: Loss on Equity Method Investments					-	-	-	-	-	-	-	-	-	(0.1)	(0.3)
EBITDA [1]	**$47.2**	**$48.9**	**$63.8**	**$95.4**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$20.2**	**$27.9**	**$21.2**	**$26.1**	**$21.1**	**$25.7**	**$26.1**
Less: Cash Interest		(3.1)	(3.6)	(7.4)	(0.6)	(0.6)	(1.0)	(1.4)	(1.7)	(2.0)	(1.9)	(1.8)	(1.8)	(2.3)	(2.5)
Less: Capital Improvement Expenditures		(5.7)	-	-	-	-	-	-	-	-	-	-	-	-	-
Less: Maint. & Reg. Capital Expenditures		(10.8)	(5.1)	(6.0)	(1.3)	(1.1)	(1.0)	(1.8)	(0.8)	(1.0)	(0.8)	(3.9)	(3.3)	(3.9)	(3.5)
Plus: Reimbursement for Capital Expenditures		11.9	0.8	1.6	0.3	0.2	-	0.4	-	-	-	1.6	1.2	1.4	2.3
Less: Loss on equity method investments		-	-	-	-	-	-	-	-	-	-	-	-	(0.1)	(0.3)
Less: Income Taxes		-	(0.8)	(0.1)	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)	(0.3)	(0.2)	0.5	(0.3)	(0.1)	(0.1)
Add: Non-cash Unit/Share Based Compensation Expense		-	0.5	0.3	-	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Less: Amortization of Deferred Revenue		-	(0.2)	(0.3)	-	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Less: Amortization of Unfavorable Contract Liability		-	(2.6)	(2.7)	(0.7)	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	-	-	-
Cash Available for Distributions		**$41.2**	**$52.9**	**$80.7**	**$13.1**	**$12.8**	**$13.7**	**$13.3**	**$16.9**	**$23.9**	**$17.7**	**$21.8**	**$16.8**	**$20.8**	**$22.0**
Coverage		1.10x	1.35x	1.69x	1.39x	1.32x	1.38x	1.30x	1.61x	2.01x	1.42x	1.67x	1.23x	1.45x	1.46x
Total Distribution [2]		**$37.4**	**$39.3**	**$47.9**	**$9.4**	**$9.7**	**$9.9**	**$10.2**	**$10.5**	**$11.9**	**$12.4**	**$13.1**	**$13.7**	**$14.4**	**$15.1**

(1) See pg. 30 for the reconciliation to GAAP.
(2) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013 and 2014 based on actual amounts distributed during the year; does not include a LTIP accrual.
(3) Forecast for twelve month period ending 9/30/2013 as provided in the Nov. 1, 2012 prospectus .
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.

Note: May not foot due to rounding.

31

Non-GAAP Reconciliation - DK 32 ($ in millions) 2008 2009 2010 2011 2012 2013 2014 YTD 3Q14 YTD 3Q15 3Q15 LTM Net sales $4,723.7 $2,666.7 $3,755.6 $7,198.2 $8,726.7 $8,706.8 $8,324.3 $6,562.6 $4,397.9 $6,159.6 Cost of goods sold 4,308.1 2,394.1 3,412.9 6,429.9 7,704.4 7,880.7 7,315.2 5,786.8 3,799.9 5,328.3 Operating expenses 240.8 219.0 229.5 320.9 363.3 387.4 398.8 301.6 304.0 401.2 Impairment of goodwill 11.2 7.0 0.0 2.2 0.0 0.0 0.0 0.0 0.0 0.0 Insurance proceeds - business interruption 0.0 (64.1) (12.8) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Property damage proceeds, net 0.0 (40.3) (4.0) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Contribution margin $163.6 $151.0 $130.0 $445.2 $659.0 $438.7 $610.3 $474.2 $294.0 $430.1 General and administrative expenses 57.0 64.3 59.0 81.4 99.7 111.2 133.4 97.6 101.1 136.9 EBITDA $106.6 $86.7 $71.0 $363.8 $559.3 $327.5 $476.9 $376.6 $192.9 $293.2 Year Ended 12/31 Delek US Contribution Margin & EBITDA Reconciliation

33 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366